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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 3, 1996



                    AMERICAN CONSOLIDATED GROWTH CORPORATION
             (Exact name of registrant as specified in its charter)



       Delaware                      0-16447                   52-1508578
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



        8100 East Arapahoe Road, Suite 309, Englewood, CO       80112
        ----------------------------------------------------------------
        (Address of principal executive office)               (Zip code)


                                 (303) 220-8686
                                 --------------
              (Registrant's telephone number, including area code)

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                                    Form 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Item 1.   CHANGES IN CONTROL OF REGISTRANT.

          See Item 5 below

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Not Applicable

Item 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not Applicable

Item 5.   OTHER EVENTS.

          On June 27, 1996, the Company held its annual meeting of the shareholders at 9:00 AM MST at the Hyatt Regency Hotel, 7800 E. Tufts Avenue, Englewood, Colorado, 80111. The Company reported its stock transfer agent, Corporate Stock Transfer, Inc., of Denver, had confirmed a quorum consisting of the majority of shares was present for the transaction of all business to come before the meeting. The results of the meeting are as follows:



          The shareholders of the Company ratified the election of the following directors: Norman L. Fisher, Valerie A. Fisher, Cory J. Coppage, Geoff Dawson and Joe Lee.

          The shareholders of the Company ratified the adoption the AMGC Equity Incentive Plan, an 800,000 share incentive stock option.

          The shareholders of the Company ratified the adoption of the Non-Employee Director Stock Option Plan, a 100,000 share non-qualified stock option plan.

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          The shareholders of the Company ratified the adoption of the Employee
Non-Qualified Stock Option Plan, a 400,000 share non- qualified stock option plan.


          The shareholders of the Company accepted the resignation of the Chairman and Chief Executive Officer, Mickey E. Fouts, effective
June 27, 1996.

          On July 1, 1996, the Board of Directors appointed Norman L. Fisher as interim President of the Company.



Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.


          On June 27, 1996 the Shareholders accepted the resignation of Mickey E. Fouts, Chairman and Chief Executive Officer.

Item 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORAMTION AND
          EXHIBITS.

          Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.

          Not Applicable

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                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of April, 1996.



                                   By: /s/ Cory J. Coppage
                                       ---------------------------
                                       Cory J. Coppage
                                       Secretary and Director

Dated: 3rd day of July, 1996